BFC FINANCIAL CORPORATION
                                 P.O. Box 5403
                        Fort Lauderdale, FL  33310-5403


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held on November 16, 1995

                                              Fort Lauderdale, Florida
                                              October 23, 1995

To the Stockholders of BFC Financial Corporation:

The Annual Meeting of Stockholders of BFC Financial Corporation (the "Company") will be held in the Lobby Conference Room, at 1750 East Sunrise Boulevard, Fort Lauderdale, FL 33304, on November 16, 1995, at 9:30 AM local time for the following purposes:

  1. To elect one member to the Board of Directors for a term of three years;
     and

  2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any matters relating or incident to the foregoing.

The foregoing matters are described in more detail in the Proxy Statement which forms a part of this Notice. Only stockholders of record at the close of business on October 16, 1995 are entitled to notice of and to vote at the Annual Meeting.

Enclosed for your review and consideration is a proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders. You are urged to read the proxy statement carefully. YOUR VOTE IS IMPORTANT.

Whether or not you expect to attend the meeting in person, please mark, sign and return the accompanying proxy card in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time prior to its exercise by giving written notice to the Secretary of the Company, by execution of a subsequent dated proxy or by personally attending and voting at the Annual Meeting. Any proxy which is not revoked will be voted at the meeting as directed in the proxy, or, where no direction is given, the proxy will be voted in accordance with the recommendations of the Board of Directors.

                                        Sincerely,




                                        Glen R. Gilbert
                                        Secretary



                           BFC FINANCIAL CORPORATION
                                 P.O. BOX 5403
                        FORT LAUDERDALE, FL  33310-5403

                                PROXY STATEMENT


This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of BFC Financial Corporation to be held on Wednesday, November 16, 1995 commencing at 9:30 AM, local time, in the Lobby Conference Room, at 1750 East Sunrise Boulevard, Fort Lauderdale, FL 33304, and any adjournment thereof for the purposes set forth in the accompanying Notice of Meeting.

This solicitation of proxies is made on behalf of the Board of Directors of BFC Financial Corporation.

A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted, by notifying the Secretary of BFC Financial Corporation in writing. In voting by proxy in regard to the election of a director to serve until the 1998 Annual Meeting of Stockholders, stockholders may vote in favor of the nominee or withhold their vote as to the nominee. If a stockholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specification. If a stockholder fails to so specify, the proxy will be voted, to the extent applicable, in favor of the director nominated by the Board of Directors. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their own judgment.

OUTSTANDING VOTING SECURITIES
Only stockholders of record of BFC Financial Corporation Common Stock, $0.01 par value per share, ("Common Stock") at the close of business on October 16, 1995 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 2,305,682 shares of Common Stock. The Common Stock constitutes the only class of capital stock of the Company presently issued and outstanding. Each shareholder is entitled to one vote for each share held. See "Quorum And Required Vote" and "Security Ownership Of Certain Beneficial Owners And Management."

QUORUM AND REQUIRED VOTE

A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. The election of a director will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, votes that are withheld and broker non-votes will not affect the outcome of the election.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table and the notes thereto set forth certain information as to those persons known to the Board of Directors of BFC Financial Corporation to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of October 16, 1995. Unless otherwise indicated, the beneficial owners listed below have sole voting and investment power over the shares listed beside their names.

                                                Amount and
 Title       Name and Address                   Nature of         Percent
of Class    of Beneficial Owner            Beneficial Owner(1)  of Class 1)
--------    -------------------            -------------------  -----------
Common     I.R.E. Realty Advisors, Inc.          242,221           9.6%
           1750 East Sunrise Boulevard            Direct
           Fort Lauderdale, Florida  33304

Common     I.R.E. Properties, Inc.               136,666           5.4%
           1750 East Sunrise Boulevard            Direct
           Fort Lauderdale, Florida  33304

Common     I.R.E. Realty Advisory Group, Inc.(2) 500,000           19.8%
           1750 East Sunrise Boulevard            Direct
           Fort Lauderdale, Florida  33304

Common     Alan B. Levan (3)(5)                  157,064           6.2%
           1750 East Sunrise Boulevard            Direct
           Fort Lauderdale, Florida  33304

Common     Florida Partners Corporation          133,314           5.3%
           1750 East Sunrise Boulevard            Direct
           Fort Lauderdale, Florida  33304

Common     John E. Abdo                          461,027           18.3%
           1350 N.E. 56 Street                    Direct
           Fort Lauderdale, Florida 33334

Common     Dr. Herbert A. Wertheim (4)           384,048           15.2%
           191 Leucadendra Drive                  Direct
           Coral Gables, Florida  33156
~~~~~~~~~~~~~~~~~~~~~~

(1) Amount and nature of beneficial ownership and percent of class include exercisable options to purchase common stock as follows:

             Name              Number of Shares
             ----              ----------------
            Alan B. Levan           99,999
            John E. Abdo            99,999
            Glen R. Gilbert         13,333
            Earl Pertnoy             3,333
            Carl E.B. McKenry        3,333

      In February 1995, Mr. Levan and Mr. Abdo each received options to acquire 100,000 shares of Common Stock of BFC (33,333 of which are currently exercisable and are included in the amounts by their names above) and Mr. Gilbert received options to acquire 10,000 shares of Common Stock of BFC (3,333 of which are currently exercisable and are included in the amounts by Mr. Gilbert's name above).

(2)   BFC owns 50% of I.R.E. Realty Advisory Group, Inc.

(3) Alan B. Levan is a controlling and majority shareholder of I.R.E. Realty Advisors, Inc., I.R.E. Properties, Inc. and may be deemed to be the controlling shareholder of I.R.E. Realty Advisory Group, Inc. and Florida Partners Corporation and therefore may be deemed to be the beneficial owner of the shares of Common Stock owned by such entities in addition to his personal holdings of Common Stock, for an aggregate beneficial ownership of 1,169,265 shares of Common Stock (46.3%).

(4) Dr. Wertheim reported that he owns 384,048 shares of BFC's Common Stock on a Schedule 13D dated March 24, 1995. The Schedule 13D indicates that the shares were acquired for private investment.

(5)   1,200 of such shares are held of record by Mr. Levan's wife.
BFC knows of no other persons who beneficially own 5% or more of its outstanding Common Stock.

COMMON STOCK OWNERSHIP OF MANAGEMENT

Set forth in the following table and notes thereto is certain information with respect to the beneficial ownership of shares of Common Stock as of October 15, 1995 owned by each of the directors of BFC Financial Corporation and all directors and officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares listed beside their names.

                      Name of                 Amount and
      Title      Beneficial Owner              Nature of          Percent
     of Class   or Number in Group      Beneficial Ownership(1) of Class(1)
     --------   ------------------      ----------------------- -----------
      Common    Alan B. Levan                157,064 Direct           6.2%
                                           1,012,201 Indirect        40.1%

      Common    Earl Pertnoy(2)               10,233 Direct            .4%

      Common    Carl E. B. McKenry, Jr.(3)    4,000 Direct             .2%

      Common    John E. Abdo                 461,027 Direct          18.3%

      Common    Glen R. Gilbert               14,311 Direct            .6%

      Common    All officers and directors
                 as a group (5 persons)         1,658,836            65.7%
~~~~~~~~~~~~~~~~~~~~~

      (1) See Footnotes 1, 2, 3, 5 and 6 to the table under the heading "Principal Stockholders ".

      (2) 1,900 of such shares are held of record by Mr. Pertnoy's wife.

      (3) 667 of such shares are held of record in an IRA account.

                             ELECTION OF DIRECTORS

The bylaws of BFC Financial Corporation provide that the Board of Directors shall consist of not less than three nor more than twelve members divided into three classes. The Board currently consists of four members. The term of one director expires at the Annual Meeting and it is therefore necessary to elect a director to fill such vacancy to serve for a three year term, or until his respective successor has been elected and qualified. The Board of Directors has nominated Alan B. Levan to serve as a director in the class whose term expires at the 1998 Annual Meeting of Shareholders. Mr. Levan is currently a member of the Company's Board of Directors.

There are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director and there are no familial relationship between any director or officer of the Company.

It is intended that the shares represented by each proxy, when properly in the form of the accompanying proxy card and timely received, will be voted for the nominee for director or in the discretion of the proxy, for a substitute nominee designated by the Board of Directors in the event that the nominee becomes unavailable for election. See "Quorum and Required Vote'.

BOARD OF DIRECTORS

The following information is provided for each of the Company's current directors.
       Name               Age    Director Since    Term Expires
       ----               ---    --------------    ------------
   Alan B. Levan           51         1978             1995
   Earl Pertnoy            69         1978             1996
   Carl E.B. McKenry, Jr.  66         1981             1997
   John E. Abdo            52         1988             1996

All Directors are to serve until the election and qualification of their respective successors.

The principal occupation and certain other information with respect to each director, including the nominee is set forth below.

NOMINEE TO SERVE THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING

ALAN B. LEVAN formed the I.R.E. Group in 1972. Since 1978, he has been the Chairman of the Board, President, and Chief Executive Officer of BFC Financial Corporation or its predecessors. He is Chairman of the Board and President of I.R.E. Realty Advisors, Inc., I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc., U.S. Capital Securities, Inc., and Florida Partners Corporation. He is also Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp, Inc. (`BBC'') and BankAtlantic, A Federal Savings Bank (`BankAtlantic''). Additionally, he is an individual general partner and an officer and a director of the corporate general partners of various public limited partnerships all of which are affiliated with BFC Financial Corporation.

DIRECTOR SERVING THREE-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING

CARL E. B. McKENRY, JR. is the Director of the Small Business Institute at the University of Miami in Coral Gables, Florida. He has been associated in various capacities with the University since 1955. He has been a director of BFC Financial Corporation since 1981 and is also a director of the corporate general partners of various affiliated public limited partnerships.

DIRECTORS SERVING THREE-YEAR TERMS EXPIRING AT THE 1996 ANNUAL MEETING

EARL PERTNOY is a real estate investor and developer. He has been a director of BFC Financial Corporation and its predecessor companies since 1978 and is also a director of the corporate general partners of various affiliated public limited partnerships.

JOHN E. ABDO is the President and Chief Executive Officer of Wellington Construction & Realty, Inc., a real estate development, construction and brokerage firm. He has been Vice Chairman of the Board of BFC Financial Corporation since 1993. He has been a director of BankAtlantic since 1984, Chairman of the Executive Committee of BankAtlantic since October 1985 and Vice Chairman of the Board of BankAtlantic since April 1987. In 1994, he became a director of BBC, a savings bank holding company and parent corporation of BankAtlantic. He is also a Director of Benihana National Corporation, a national restaurant chain, and Chairman of the Board of Coconut Code, Inc., a software company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 1994, the Board of Directors held eight meetings and took no actions by unanimous written consent. No director attended fewer than seventy-five percent (75%) of the total number of meetings of the Board of Directors or the committees on which such Board member served during this period.

The members of the Audit Committee are Dr. Carl E.B. McKenry, Jr. and Earl Pertnoy. The Audit Committee meets as needed but no less frequently than annually to consider the findings of BFC Financial Corporation's independent auditors and to evaluate policies and procedures relating to internal controls.
 The Audit Committee held four meetings during the year ended December 31, 1994. The members of the Compensation Committee are Dr. Carl E.B. McKenry, Jr. and Earl Pertnoy. The Compensation Committee held one meeting during 1994. The primary purpose of the Compensation Committee is to establish and implement compensation policy and programs for BFC Financial Corporation executives. The Compensation Committee also recommends the compensation arrangements for executive officers and directors. It also serves as the Stock Option Committee for the purpose of determining the options to be granted under the BFC Financial Corporation Stock Option Plan.

The Board of Directors has no standing nominating committee.

COMPENSATION OF DIRECTORS

Members of the Board of Directors of the Company who are not employees of the Company receive $1,300 per month for serving on the Company's Board. Additionally, members of the Audit Committee receive a fee of $1,000 per Audit Committee meeting attended. Other than such compensation, there are no other arrangements pursuant to which any director is compensated for his services as such.

IDENTIFICATION AND BACKGROUND OF EXECUTIVE OFFICERS AND CERTAIN SEGNIFICANT EMPLOYEES

The Executive Officers of the Company are as follows:

       Name            Age     Position
       ----            ---     --------
   Alan B. Levan       51      President, Chairman of the Board, Director
   Glen R. Gilbert     50      Senior Vice President, Chief Financial Officer
                                and Secretary
The following persons are executive officers of BBC. Positions indicated are those held at BBC.

      Name           Age   Position at BBC
      ----           ---   ---------------
    Alan B. Levan     51    Director, Chairman of the Board and Chief
                              Executive Officer
    John E. Abdo      52    Director, Vice Chairman of the Board
    John P. O'Neill   46    Director, President
    Frank V. Grieco   51    Director, Senior Executive Vice President
    Jasper Eanes      50    Executive Vice President, Chief Financial Officer

All such officers will serve until they resign or are replaced by the Board of Directors.

BACKGROUND OF EXECUTIVE OFFICERS

ALAN B. LEVAN - See "Election Of Directors".

GLEN R. GILBERT has been Senior Vice President of BFC Financial Corporation since January 1984. In May 1987, he was appointed Chief Financial Officer and in October 1988, was appointed Secretary. He joined the Company in November 1980 as Vice President and Chief Accountant. He has been a certified public accountant since 1970. He serves as an officer of Florida Partners Corporation and of the corporate general partners of various affiliated public limited partnerships.

The principal occupation and certain other information with respect to the executive officers of BBC is set forth below.

ALAN B. LEVAN - See "Election Of Directors".

JOHN E. ABDO - See "Election Of Directors".

JASPER R. EANES joined BankAtlantic in January 1989 as Senior Vice President, Director of Internal Auditing and became Executive Vice President, Chief Financial Officer in August 1989. In 1994, he became Executive Vice President, Chief Financial Officer of BBC.

FRANK V. GRIECO joined BankAtlantic in April 1991 as a Director and Senior Executive Vice President. For four years prior to joining BankAtlantic, he was the sole proprietor of a financial consulting firm. In 1994, he became a Director, Senior Executive Vice President and Secretary of BBC.

JOHN P. O'NEILL joined BankAtlantic in March 1986 as Vice President and Manager of Branch Sales and Administration. He became Senior Vice President, Community Banking in December 1986 and Executive Vice President, Retail Banking in June 1988. He was elected President in July 1991 and became a Director in August 1991, filling a vacancy on the Board. In 1994, he became a Director and President of BBC.

EXECUTIVE COMPENSATION

The following table and the notes thereto set forth information with respect to the annual compensation paid by the Company and its subsidiaries, excluding BBC and its subsidiaries, for services rendered in all capacities during the year ended December 31, 1994 to each of the executive officers of the Company as well as total annual compensation paid to each of those individuals for the prior two years.

                                                                   Long-Term Compensation
                                                                   ----------------------
                                     Annual Compensation            Awards         Payouts
                                     -------------------            ------         -------
                                                        Other    Restricted   Stock                 All
         Name and                                       Annual     Stock     Options               Other
         Principal                                     Compen-   Awards(s)   Awarded     LTIP     Compen-
         Position           Year    Salary     Bonus    sation      ($)        (#)      Payouts  sation(b)
 ----------------------     ----    ---------  ------- --------  ----------  ---------  -------  ----------
Alan B. Levan(a)            1994     $300,577    5,769    9,647           -    100,000      436     158,601
 Chairman of the Board,     1993      301,154   11,538   15,397           -          -      431      29,997
  President and Chief       1992      302,307        -                    -          -      448
  Executive Officer

Glen R. Gilbert             1994      190,676    3,660        -           -     15,000      436           -
 Senior Vice President,     1993      191,164    7,320        -           -          -      431           -
  Chief Financial Officer   1992      188,165        -                    -          -      448
  and Secretary

~~~~~~~~~~~
(1) Excludes salary, bonuses and other compensation, respectively, paid by BBC and its subsidiaries to Mr. Levan in the amount of $294,965, $151,050 and $2,212 for 1994, $263,853, $101,517 and $946 for 1993, and $259,615,
     $14,274 and $389 for 1992.

(2)  Represents reimbursements or payments for life and disability insurance.

The foregoing table includes only executive officers of BFC and does not include executive officers of BBC or its subsidiaries. Other than Alan B. Levan, executive officers of BBC and BankAtlantic do not have significant executive responsibilities with respect to key policy decisions of BFC. Further, such persons are not employees of BFC.

OPTIONS/SAR GRANTS TABLE

The following table sets forth information concerning individual grants of stock options pursuant to BFC's Stock Option Plan during the year ended December 31, 1994 to each of the named executive officers. BFC has not granted and does not currently grant stock appreciation rights.

                                                                    Potential  Realizable
                                                                      Value at Assumed
                                                                    Annual Rates of Stock
                                                                     Price Appreciation
                            Individual Grants                        for Option Term (b)
                  -----------------------------------------------    ---------------------
                   Number of   % of Total
                  Securities     Options
                  Underlying   Granted to    Exercise
                    Options   Employees in    Price    Expiration
      Name        Granted(a)   Fiscal Year  ($/Share)     Date        5% ($)      10% ($)
      ----        ----------   -----------  ---------     ----        ------      -------
Alan B. Levan         100,000           87%       4.95     2/11/04      238,003      672,184
Glen R. Gilbert        15,000           13%       4.50     2/11/04       42,450      107,578

(1) Options vest 1/3 on February 11, 1994, 1/3 on February 11, 1995 and 1/3 on February 11, 1996.

(2) Amounts for the named executive have been calculated by multiplying the stock price at the time of the grant by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts under these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of BFC's stock prices.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUE TABLE

The following table sets forth as to each of the named executive officers information with respect to the number of shares of Common Stock underlying unexercised options at December 31, 1994. BFC has not granted and does not currently grant stock appreciation rights.

                                               Number of securities      Value of Unexercised
                                              Underlying Unexerxised         In-the-Money
                    Shares                           Options                   Options
                  Acquired on      Value     at December 31, 1994 (#)  at December 31, 1994 ($)
                                             ------------------------  ------------------------
      Name       Exercise (#)  Realized ($)  Exercisable   Unexercisable  Exercisable  Unexercisable
      ----       ------------  ------------  -----------   -------------  -----------  -------------
Alan B. Levan              -             -          33,333        66,667           -             -
Glen R. Gilbert            -             -           5,000        10,000           -             -

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

BFC has made available a profit-sharing plan to all employees (other than BBC employees) who meet certain minimum requirements. BFC is not required to make any contribution and the amount of BFC's contribution is determined each year by the Board of Directors. It requires a uniform allocation to each employee of 0% to 15% of compensation (maximum compensation considered is $50,000). Vesting is in increments over a 7-year period to 100%. Alan B. Levan and Glen R. Gilbert are 100% vested.

                                       Performance Period    Threshold,
                           Amount of    Until Maturation       Target
          Name               Award         or Payment        and Maximum
          ----               -----         ----------        -----------
          Alan B. Levan      $  436           1994             $60,866
          Glen R. Gilbert    $  436           1994             $48,063

STOCK PERFORMANCE GRAPH AND COMPENSATION COMMITTEE REPORT

Notwithstanding contrary statements set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, the Stock Performance Graph and the Compensation Committee Report set forth below shall not be incorporated by reference into such filings.
STOCK PERFORMANCE GRAPH

The following graph provides an indicator of cumulative total stockholder returns for the Company as compared with the Total Return Index for the NASDAQ Stock Market (U.S. companies) and Total Return Index for the NASDAQ Financial
Stocks:

                        FIVE YEAR PERFORMANCE COMPARISON

                          [Perfromance Graph Is Here]

                    12/31/89 12/31/90 12/31/91 12/31/92 12/31/93 12/31/94
                    -------- -------- -------- -------- -------- --------

BFC Financial         100       25       13       36       82       77
Corporation
Nasdaq Stock Market   100       85      136      159      181      177
Nasdaq Financial      100       77      119      170      197      198
Stocks


*Assumes $100 invested on December 31, 1989.

                         COMPENSATION COMMITTEE REPORT

Directors McKenry and Pertnoy have been designated by the Board of Directors to serve on the Compensation Committee. The Compensation Committee has provided the following report on executive compensation.

EXECUTIVE OFFICER COMPENSATION

General - The primary focus of the Committee is to develop and implement compensation policies, plans and programs relating to compensation of BFC Financial Corporation's executive officers. Compensation to executive officers in 1994 remained at the same level as in the prior two years with the exception of a bonus in 1994 equivalent to one weeks salary as compared to a bonus equivalent to two weeks salary in 1993. This bonus was given to all employees of the Company, not just the executive officers.

Executive Compensation Policy - BFC Financial Corporation's overall compensation philosophy is to retain quality personnel, which is critical to both the short-term and long-term success of BFC Financial Corporation.

Base Compensation - BFC Financial Corporation's approach to base compensation is to offer competitive salaries in comparison to market practices. During 1994 base salaries for all executives, including the CEO, were maintained at the 1992 and 1993 levels. In setting base compensation, market compensation levels and trends in the labor market are observed. Market information is used as a frame of reference for annual salary adjustments.

Stock Options - During 1993 stockholders approved the BFC Financial Corporation Stock Option Plan. The only options issued during 1993 related to the automatic grant of options to the non-employee directors in connection with the approval of the stock option plan. During 1994, stock options were granted to executive officers. All of the stock options granted were granted with an exercise price equal to at least 100% of the market value of BFC Financial Corporation Common Stock on the date of the grant. As such, the stock options only have value if the value of BFC Financial Corporation Common Stock increases. The granting of options is totally discretionary and options are awarded based on an assessment of an employee's contribution to the success and growth of the Company. Grants of stock options are based on the level of an executive's position with the Company, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Committee believes that dependence on stock options for a portion of executive compensation more closely aligns the executives' interests with those of BFC Financial Corporation stockholders, since the ultimate value of such compensation is directly dependent on the stock price.
CEO Compensation - The Committee reviews and fixes the base salary of the Chief Executive Officer based on the factors described above with respect to all executive officers as well as the Committee's assessment of past performance and its expectation as to future contributions in leading BFC Financial Corporation.

1993 OBRA - Executive Compensation Tax Deductibility. The Omnibus Budget Reduction Act ("OBRA") of 1993 included a provision which eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the executives who appear in the Summary Compensation Table, subject to several statutory exceptions. The Committee does not anticipate additional tax exposure based on BFC's current executive compensation program.

The above report was submitted by  Earl Pertnoy and Carl E.B. McKenry.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

During the year ended December 31, 1994, BFC provided the following services for and received reimbursements from the entities indicated, for the amounts indicated:

                                                          Amount of Fee
                                                           or (Payment)
    Name and Relationship to BFC      Transaction          or (Accrual)
    ----------------------------      -----------          ------------
   I.R.E. Pension Investors, Ltd.   Property management     $ 70,104
    (Managing General Partner is    Administrative and
    subsidiary of BFC)              accounting services     $ 51,582

CERTAIN BUSINESS RELATIONSHIPS

Alan B. Levan, the President and a director of BFC, is also President and a director of I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc., I.R.E. Realty Advisors, Inc. and Florida Partners Corporation. Mr. Levan is also Chairman of the Board and Chief Executive Officer of BBC and BankAtlantic. Mr. Levan is also a shareholder of I.R.E. Properties, Inc. and I.R.E. Advisors, Inc. and may be deemed a controlling shareholder of BFC. Mr. Levan, Earl Pertnoy and Carl McKenry serve on the Board of Directors of managing general partners of affiliated public limited partnerships. John E. Abdo, a director of BFC, is Vice Chairman of the Board of BBC and BankAtlantic.

Management believes that all transactions between BFC and its affiliates were on terms at least as favorable as could have been obtained from unaffiliated third parties.

The Company has agreed to participate in certain real estate opportunities with John E. Abdo, Vice Chairman of the Board, and certain of his affiliates (the `Abdo Group''). Under the arrangement, the Company and the Abdo Group will share equally in profits after any profit participation due to any other partners in the ventures and after a priority return in favor of the Company. On such basis, in June 1994, an entity controlled by the Company acquired from an independent third party 23.7 acres of unimproved land know as the "Cypress Creek" property located in Fort Lauderdale, Florida and in December 1994, an entity controlled by the Company acquired from an unaffiliated seller 60.1 acres of unimproved land know as the "Centerport" property in Pompano Beach, Florida. The entities have entered into agreements to sell these properties to an unaffiliated third party with closings scheduled to occur during the fourth quarter of 1995 for Cypress Creek and prior to October 1998 for Centerport. Consummation of these sales pursuant to their contracts is subject to a number of conditions and there is no assurance that the conditions will be met or that the properties will be sold pursuant to the agreements. Both agreements require a series of deposit or option payments prior to closing. Management believes that such payments, if made, should be sufficient to cover the cost to carry these properties until closing. The Cypress Creek and Centerport properties serve as partial collateral for an $8.08 million loan from an unaffiliated lender. The loan provides for a release price of $5.0 million upon the sale of the Cypress Creek property. In addition, under the arrangement with the Abdo Group, in May 1995, an entity controlled by the Company contracted to acquire the Regency Golf and Beach Club at Palm-Aire in Pompano Beach, Florida (the `Regency''). The Regency is an existing rental apartment complex having 288 apartment suites. The acquisition is expected to close during the fourth quarter of 1995 or 1996 and it is currently anticipated that the Company will seek partners in connection with the acquisition of the property.

                      APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has reappointed KPMG Peat Marwick as independent auditors to audit the financial statements of BFC Financial Corporation for the current fiscal year. Representatives of the firm of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                               OTHER INFORMATION

STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders' proposals intended to be presented at the 1996 Annual Meeting must be received by BFC Financial Corporation no later than July 1, 1996, for inclusion in BFC Financial Corporation's proxy statement and form of proxy for that meeting.

EXPENSES OF SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by BFC Financial Corporation. BFC Financial Corporation does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of BFC Financial Corporation without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to stockholders of record at the close of business on October 16, 1995.

OTHER BUSINESS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed Proxy shall have discretionary authority to vote all shares represented by valid proxies with respect to such matter in accordance with their judgment.

             * * * * * * * * * * * * * * * * * * * * * * * * * * *


                              By Order of the Board of Directors




                              Glen R. Gilbert
                              Secretary

October 23, 1995


A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO GLEN R. GILBERT, SECRETARY, BFC FINANCIAL CORPORATION, P.O. BOX 5403, FORT LAUDERDALE, FL 33310-5403.



       (The following is a sample of what will appear on the proxy card.)

                                                                 REVOCABLE PROXY

                           BFC FINANCIAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
              Proxy Solicited On Behalf of the Board of Directors

     The undersigned hereby appoints Glen R. Gilbert and Lourdes G. Lastres, and either of them, the undersigned's proxies, with full power of substitution, to vote all of the shares of Common Stock of BFC Financial Corporation (the `Company'') which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held in the Lobby Conference Room at 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304, on Wednesday, November 16, 1995 at 9:30 a.m., local time, and at any adjournment or postponement thereof, as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before such Annual Meeting or adjournments or postponements thereof.

           (Continued, and to be signed and dated on the other side.)


Election of one director to serve three year term to expire in 1998. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE NAMED BELOW:

                                        Nominee:  Alan B. Levan

[  ] FOR nominee listed to the right

[  ] WITHOLD AUTHORITY to vote for nominee listed to the right
If no specification is made, such shares shall be voted FOR the election of the nominee as director.

                    Please mark, sign, date and return this proxy card promptly, using the enclosed envelope. No Postage is required for mailing it in the United States.

                    Dated: __________________________, 1995

                     ______________________________________
                    (Signature of Stockholder)

                     ______________________________________
                    (Signature of Stockholder)

                    IMPORTANT: Please sign exactly as name(s) appear(s) at left. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.